 Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of EQT Corporation pertaining to the EQT Corporation 2020 Long-Term Incentive Plan, as amended, of our report dated February 20, 2024, with respect to the consolidated financial statements of Equitrans Midstream Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

July 22, 2024